Exhibit 24


                            SPECIAL POWER OF ATTORNEY

         The undersigned constitute and appoint Richard D. Mangiarelli their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Signature                              Title                   Date

/s/ Richard D. Mangiarelli        Chief Executive Officer,    September 10, 2002
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Richard D. Mangiarelli            President, Secretary, and Director

/s/ John Jordan                   Director                    September 10, 2002
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John Jordan

/s/ Paul Ferandell                Director                    September 10, 2002
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Paul Ferandell

/s/ Richard Schmidt               Treasurer, Chief Financial  September 10, 2002
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Richard Schmidt                   Officer, and Director

/s/ Bruce Caldwell                Director                    September 10, 2002
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Bruce Caldwell